Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	David Barnard, CFA
408-585-3667	415-433-3777
investorrelations@raesystems.com	David@lhai-sf.com

RAE Systems Reports Preliminary First Quarter 2005

Results and Restatement of Prior Results

SUNNYVALE, Calif. – May 17, 2005 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today reported preliminary results for the first quarter of 2005 and comparable results for the first quarter of 2004 as preliminarily restated. The Company also reported its intention to restate its consolidated financial statements as originally filed on Form 10-K for 2004. The Company had announced on May 10, 2005 that it was delaying the filing of its Quarterly Report on Form 10-Q for the first quarter of 2005 as a result of the findings of the Company and its independent registered public accounting firm in connection with the work performed under Section 404 of the Sarbanes – Oxley Act. The Company expects to file its Form 10-Q for the first quarter of 2005 and an amended Form 10-K for 2004 in the next several weeks. The Company’s Form 10-Q for the first quarter of 2005 and amended Form 10-K for 2004 have not yet been finalized due to the substantial amount of work associated with the restatements. Accordingly, the financial results and related per share amounts set forth below are preliminary and subject to adjustment pending completion of the prior period restatement processes.

Don Morgan, Chief Financial Officer stated, “we have substantially completed our review of the revenue recognition issues that we disclosed in our Form 10-K/A filing on May 2, 2005. We have prepared a draft report for our Board and independent registered public accounting firm for review and intend to restate results for prior years. As was mentioned in our previous Form 10-K/A filing, we found instances where certain government and commercial customers without signed standard contracts issued purchase orders with nonstandard delivery terms of “F.O.B. destination,” requiring that we defer recognition of revenue until the shipments reach the customer. In addition, we also reported that a single distributor, who had not signed a distributor contract, had from time to time included a clause in their purchase orders asserting a right to return products. Further, during the course of our study, we found a limited number of service contracts that were not properly deferred. As a result of our study, as of December 31, 2004, we have preliminarily concluded that about ½ of 1% of 2004 revenues and a similar amount of revenues generated prior to 2004 (approximately $500,000 in the aggregate) will be deferred at December 31, 2004 and recognized in future periods. On a preliminary basis, we anticipate that the restatement will have no effect on our 2004 full-year basic and diluted earnings per share of $0.04 per share, as originally reported, and the restatement will reduce our total shareholders’ equity by approximately ½ of 1%. While the study is not final, we believe that it is important to let our investors know our preliminary results for the first quarter of 2005.”

Preliminary First Quarter Financials

For the first quarter of 2005, RAE Systems reported preliminary revenues of $12.2 million as compared to revenues of $7.8 million (as preliminarily restated) for the same quarter in 2004, an increase of 57 percent. Preliminary net income for the first quarter of 2005 was $93,000 or $0.00 diluted earnings per share, as compared to a net income of $19,000 (as preliminarily restated) for the same period in 2004, or $0.00 diluted earnings per share. As stated, this information is preliminary and is subject to adjustment based upon the completion of the Company’s review as well as the review by the Company’s independent registered public accounting firm.

Investor Update

“We continue to work diligently with our independent registered public accounting firm towards filing an amended Form 10-K/A for 2004 with the appropriate restatement of history as well as filing our Form 10-Q for first quarter 2005,” said Morgan. “After we complete our filings, we expect to host a conference call with investors to provide more details about the quarter and to answer any questions that investors might have. We appreciate the patience our investors have shown as we work on making certain we are in full compliance with all of our public reporting responsibilities.”

Inasmuch as the Company has determined to restate its financial results for 2004, investors should not rely upon the Company’s previously filed financial statements for such period.

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management and preliminary financial results. The final financial results could change from the preliminary financial results based upon the finalization of the internal and external review by the Company and its independent certified public accounting firm. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the Company assumes no obligation to update such statements.

[Tables to Follow]

RAE Systems Inc.

Condensed Consolidated Balance Sheets

Preliminary and Unaudited

	March 31, 2005	December 31, 2004	December 31, 2004
		as restated	as reported
Assets
Current Assets:
Cash and cash equivalents	$18,808,000	$21,566,000	$21,566,000
Short-term investments	8,981,000	6,745,000	6,745,000
Notes receivable	745,000	535,000	535,000
Accounts receivable, net of allowance for doubtful accounts of $667,000 and $665,000, respectively	9,605,000	9,934,000	9,934,000
Accounts receivable from affiliate	147,000	119,000	119,000
Inventories	8,323,000	7,815,000	7,675,000
Prepaid expenses and other current assets	1,729,000	1,558,000	1,558,000
Deferred income taxes	1,564,000	1,538,000	1,392,000

Total Current Assets	49,902,000	49,810,000	49,524,000

Property and Equipment, net	11,914,000	11,287,000	11,287,000
Long Term Investments	4,422,000	4,500,000	4,500,000
Intangible Assets	2,031,000	2,150,000	2,150,000
Deposits and Other Assets	1,119,000	1,172,000	1,172,000
Investment in Unconsolidated Affiliate	73,000	156,000	156,000

Total Assets	$69,461,000	$69,075,000	$68,789,000

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$4,022,000	$3,449,000	$3,449,000
Notes payable - related parties	875,000	859,000	859,000
Accounts payable to affiliate	—	—	—
Accrued expenses	4,240,000	5,639,000	5,643,000
Income taxes payable	393,000	417,000	417,000
Current portion of deferred revenue	1,767,000	1,118,000	722,000
Current portion of capital lease obligations	—	—	—

Total Current Liabilities	11,297,000	11,482,000	11,090,000

Long Term Notes Payable - Related Parties	985,000	824,000	824,000
Deferred Revenue, net of current portion	103,000	231,000	119,000

Total Liabilities	12,385,000	12,537,000	12,033,000

Commitments and Contingencies
Minority Interest in Consolidated Entities	4,228,000	4,288,000	4,288,000

Total Shareholders’ Equity	52,848,000	52,250,000	52,468,000

Total Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity	$69,461,000	$69,075,000	$68,789,000

RAE Systems Inc.

Condensed Consolidated Statements of Operations

Preliminary and Unaudited

	Three months ended March 31,
	2005	2004	2004
		as restated	as reported
Net Sales	$12,247,000	$7,808,000	$8,182,000
Cost of Sales	5,065,000	2,889,000	2,979,000

Gross Margin	7,182,000	4,919,000	5,203,000

Operating Expenses:
Sales and marketing	3,428,000	2,060,000	2,067,000
Research and development	1,084,000	920,000	920,000
General and administrative	2,477,000	1,712,000	1,712,000

Total Operating Expenses	6,989,000	4,692,000	4,699,000

Operating Income	193,000	227,000	504,000

Other (Expense) Income:
Interest income	99,000	75,000	75,000
Interest expense	(33,000)	(4,000)	(4,000)
Other, net	(37,000)	17,000	17,000
Equity in loss of unconsolidated affiliate	(83,000)	(68,000)	(68,000)

Total Other (Expense) Income	(54,000)	20,000	20,000

Income Before Income Taxes and Minority Interest	139,000	247,000	524,000
Income Taxes	106,000	228,000	339,000

Income Before Minority Interest	33,000	19,000	185,000
Minority Interest in Loss of Consolidated Entities	(60,000)	—	—

Net Income	$93,000	$19,000	$185,000

Basic Earnings Per Common Share	$0.00	$0.00	$0.00

Diluted Earnings Per Common Share	$0.00	$0.00	$0.00

Weighted-average common shares outstanding	57,485,111	52,874,797	52,874,797
Stock options	2,573,656	4,317,663	4,317,663

Diluted weighted-average common shares outstanding	60,058,767	57,192,460	57,192,460